AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 16, 2004

                                              REGISTRATION NO.  333- __________

===============================================================================

                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                           ---------------------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                           ---------------------


                     METTLER-TOLEDO INTERNATIONAL INC.
           (Exact name of registrant as specified in its charter)




        DELAWARE                                                13-3668641
(State or other jurisdiction of)                               (IRS Employer
of incorporation or organization                            Identification No.)


                       IM LANGACHER, P.O. BOX MT-100
                            CH-8606, GREIFENSEE
                                SWITZERLAND
                  (Address of principal executive offices)



        METTLER-TOLEDO INTERNATIONAL INC. 2004 EQUITY INCENTIVE PLAN
                         (Full title of the plans)

                               PETER EDWARDS
                            1900 POLARIS PARKWAY
                            COLUMBUS, OHIO 43240
                  (Name and address of agent for service)

                               (614) 438-4870
       (Telephone number, including area code, of agent for service)



                      CALCULATION OF REGISTRATION FEE


=====================================================================================================
                                                       PROPOSED       PROPOSED
                                                       MAXIMUM        MAXIMUM
                                                       OFFERING       AGGREGATE
       TITLE OF SECURITIES            AMOUNT TO        PRICE PER      OFFERING         AMOUNT OF
       TO BE REGISTERED (1)           REGISTERED (2)   SHARE (3)       PRICE        REGISTRATION FEE
----------------------------------- ------------- --------------- --------------- -------------------
Common Stock, par value $.01 per     3,500,000 shares  $41.07       $143,762,500       $18,214
share
=====================================================================================================

(1)  Includes   preferred  stock  purchase  rights  which,   prior  to  the
     occurrence of certain events, will not be exercisable or evidenced separately from the common stock.

(2) Includes such additional number of shares as may be required in the event of a stock split, stock dividends or similar transaction in accordance with Rule 416(a) of the Securities Act of 1933 (the "Securities Act").

(3) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) of the Securities Act based upon the average of the high and low prices of the Registrant's common stock, par value $.01 per share, as reported by the New York Stock Exchange on August 9, 2004.

EXPLANATORY NOTE

          This Form S-8 Registration Statement relates to 3,500,000 shares of common stock of Mettler-Toledo International Inc., par value $.01 per share (the "Common Stock"), which may be offered under the Mettler-Toledo International Inc. 2004 Equity Incentive Plan (the "Plan").

                                   PART I

          The documents containing information specified by Part I of this Registration Statement will be sent or given to participants in the Plan as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act. Such documents are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

          References   to   "the   Company"   shall   mean   Mettler-Toledo
International Inc., a Delaware corporation.

                                  PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

          Item 3. Incorporation of Documents by Reference

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

          The SEC allows us to "incorporate by reference" information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement. We incorporate by reference the following document listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the SEC on March 15, 2004;

          (b) The Company's Quarterly Report on Form 10-Q, Form 10-Q/A and Form 10-Q/A (Amendment #2) for the quarter ended March 31, 2004, filed with the SEC on May 10, 2004, May 12, 2004 and August 10, 2004, respectively;

          (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the SEC on August 9, 2004;

          (d) The description of the Common Stock, which is registered under Section 12 of the Exchange Act, contained in the Registration Statement on Form 8-A filed with the SEC on December 16, 1997, which incorporates by reference the description of the Common Stock contained in the Registration Statement on Form S-1 (No. 333-35597) (originally filed on September 15, 1997), as amended, including any amendment or report filed for the purpose of updating such description; and

          (e) The description of the preferred stock purchase rights that relate to the Common Stock contained in the registration statement on Form 8-A filed with the SEC on August 27, 2002, as amended by the registration statement on Form 8-A/A filed on August 29, 2002.

          Item 4. Description of Securities

          Not applicable.

          Item 5. Interests of Named Experts and Counsel

          Certain legal matters with respect to the issuance of the securities offered hereby will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson (London) LLP, London, England.

          Item 6. Indemnification of Directors and Officers

          The Company, as a Delaware corporation, is empowered by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of the Company or his serving at the request of the Company as a director, officer, employee or agent of another company or other entity. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Amended By-Laws provide for indemnification by the Company of its directors and officers to the full extent authorized by the DGCL. Pursuant to Section 145 of the DGCL, the Company has purchased insurance on behalf of its present and former directors and officers against liabilities asserted against or incurred by them in such capacity or arising out of their status as such.

          Pursuant to specific authority granted by Section 102 of the DGCL, the Amended and Restated Certificate of Incorporation contains the following provision regarding indemnification of directors:

          "To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of the Corporation shall not be liable to the
          Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director."

          The Amended By-Laws contain the following provision regarding indemnification of directors and officers:

          "The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise."

          The Company has entered into agreements to provide indemnification for its directors and certain officers in addition to the indemnification provided for in the Amended and Restated Certificate of Incorporation and Amended By-Laws. These agreements, among other things, indemnify the directors, to the fullest extent provided by Delaware law, for certain expenses (including attorneys' fees), losses, claims, liabilities, judgments, fines and settlement amounts incurred by such indemnitee in any action or proceeding, including any action by or in the right of the Company, on account of services as a director or officer of any affiliate of the Company, or as a director or officer of any other company or enterprise that the indemnitee provides services to at the request of the Company.

          Item 7. Exemption from Registration Claimed

                  Not applicable.

          Item 8. Exhibits

EXHIBIT NO.                  DESCRIPTION OF EXHIBIT
----------                   ----------------------

4.1 Specimen Form of the Company's Common Stock Certificate (Filed as Exhibit 4.3 to the Company's Registration Statement, as amended (File No. 333-35597), on Form S-1 and incorporated by reference herein).

4.2 Rights Agreement, dated as of August 26, 2002, between the Company and Mellon Investor Services LLC, as Rights Agent, which includes, as Exhibit A thereto, the Certificate of Designation, as Exhibit B thereto, the Form of Rights Certificate and, as Exhibit C thereto, the Summary of Rights to Purchase Preferred Shares (filed as Exhibit 4 to the Company's registration statement on Form 8-A/A filed on August 29, 2002 and incorporated by reference herein).

4.3 Amended and Restated Certificate of Incorporation of the Company (Filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated by reference herein).

4.4 Amended By-Laws of the Company (Filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the period ended December 31, 2002 and incorporated by reference herein).

4.5 Mettler-Toledo International Inc. 2004 Equity Incentive Plan (Filed as Appendix A to the Company's Proxy Statement filed on March 29, 2004 and incorporated by reference herein).

5.1* Opinion of Fried, Frank, Harris, Shriver & Jacobson (London) LLP regarding the legality of the securities being registered.

23.1* Consent of Fried, Frank, Harris, Shriver & Jacobson (London) LLP (included in Exhibit 5.1).

23.2*               Consent of PricewaterhouseCoopers AG.

24.1 Power of Attorney (included on the signature page included in this Part II).

--------------------

*  filed herewith

          Item 9. Undertakings

          The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)     To  include  any   prospectus   required  by  Section
                      10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in such post-effective amendment is contained in periodic reports filed or furnished by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greifensee, Switzerland, on August 16, 2004.


                                           Mettler-Toledo International Inc.

                                           By:  /s/ William P. Donnelly
                                                -----------------------
                                                William P. Donnelly
                                                Chief Financial Officer


                             POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Mettler-Toledo International Inc., a Delaware corporation, hereby constitute and appoint Robert F. Spoerry, Dennis W. Braun, James T. Bellerjeau and Mary T. Finnegan, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and any and all documents in connection therewith, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies, approves and confirms all that his said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant  to  the   requirements  of  the  Securities  Act,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                         Title                           Date
---------                         -----                           ----
                            Chairman of the Board,             April 29, 2004
/s/ Robert F. Spoerry       President and Chief
----------------------      Executive Officer
Robert F. Spoerry           (principal executive officer)



/s/ William P. Donnelly     Chief Financial Officer            August 16, 2004
-----------------------     (principal financial and
William P. Donnelly         accounting officer)



/s/ Phillip Caldwell        Director                           April 29, 2004
----------------------
Phillip Caldwell


/s/ John T. Dickson         Director                           April 29, 2004
----------------------
John T. Dickson


/s/ Philip H. Geier         Director                           April 29, 2004
----------------------
Philip H. Geier


/s/ John D. Macomber        Director                           April 29, 2004
----------------------
John D. Macomber


/s/ Hans Ulrich Maerki      Director                           April 29, 2004
----------------------
Hans Ulrich Maerki


/s/ George M. Milne         Director                           April 29, 2004
----------------------
George M. Milne


/s/ Thomas P. Salice        Director                           April 29, 2004
----------------------
Thomas P. Salice

                             Index to Exhibits

EXHIBIT NO.                  DESCRIPTION OF EXHIBIT
-----------                  ----------------------

4.1 Specimen Form of the Company's Common Stock Certificate (Filed as Exhibit 4.3 to the Company's Registration Statement, as amended (File No. 333-35597), on Form S-1 and incorporated by reference herein).

4.2 Rights Agreement, dated as of August 26, 2002, between the Company and Mellon Investor Services LLC, as Rights Agent, which includes, as Exhibit A thereto, the Certificate of Designation, as Exhibit B thereto, the Form of Rights Certificate and, as Exhibit C thereto, the Summary of Rights to Purchase Preferred Shares (filed as Exhibit 4 to the Company's registration statement on Form 8-A/A filed on August 29, 2002 and incorporated by reference herein).

4.3 Amended and Restated Certificate of Incorporation of the Company (Filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated by reference herein).

4.4 Amended By-Laws of the Company (Filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the period ended December 31, 2002 and incorporated by reference herein).

4.5* Mettler-Toledo International Inc. 2004 Equity Incentive Plan (Filed as Appendix A to the Company's Proxy Statement filed on March 29, 2004 and incorporated by reference herein).

5.1* Opinion of Fried, Frank, Harris, Shriver & Jacobson (London) LLP regarding the legality of the securities being registered.

23.1* Consent of Fried, Frank, Harris, Shriver & Jacobson (London) LLP (included in Exhibit 5.1).

23.2*               Consent of PricewaterhouseCoopers AG.

24.1 Power of Attorney (included on the signature page included in this Part II).

-------------------

 * filed herewith